Exhibit 3.87

Delaware	PAGE 1
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “L-3 COMMUNICATIONS SHARED SERVICES, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2007, AT 6:04 O’CLOCK P.M.

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:50 PM 12/21/2007
FILED 06:04 PM 12/21/2007
SRV 071356689 – 4479193 FILE
CERTIFICATE OF FORMATION
OF
L-3 COMMUNICATIONS SHARED SERVICES, LLC
     1. The name of the limited liability company is: L-3 Communications Shared Services, LLC.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of L-3 Communications Shared Services, LLC this 18th day of December, 2007.

/s/ Christopher C. Cambria 12/18/2007
Christopher C. Cambria
Authorized Person